THIS POOLING AGREEMENT made effective the __ day of August, 2000.


B E T W E E N:

     LIONEL MERCIER, JANICE MERCIER, RICHARD A. BLOCK,
     ANDREA A. BLOCK, HUGH D. TURNER, JEFF EISEN,
     DOMINIQUE MATHERS EISEN and MERCHANT BANKING
     SERVICES INC.

     (hereinafter sometimes collectively called the "Depositors")

                                                               OF THE FIRST PART

     - and -

     WEIR & FOULDS

     (hereinafter called the "Pooling Agent")

                                                              OF THE SECOND PART

     - and -

     MURRAY SMITH

                                                               OF THE THIRD PART




     WHEREAS American Quantum Cycles, Inc. (the "Corporation") is a corporation duly incorporated under the laws of the State of Florida;

     AND WHEREAS the Depositors are at the present time the beneficial holders of 225,000 preferred shares (the "Preferred Stock") of the Corporation free and clear of any liens or encumbrances as follows:

     Name of Depositor                                        Number of Shares
     -----------------                                        ----------------

     Lionel and Janice Mercier                                     75,000
     Richard A. and Andrea A. Block, JT                            75,000
     Merchant Banking Services Inc.                                75,000
     Hugh D. Turner                                                15,000
     Jeff and Dominique Mathers Eisen                               5,000

     AND WHEREAS each of the Depositors will cause to be delivered to the Pooling Agent certificates for their respective number of the said Preferred Stock beneficially held in the capital of the Corporation as set out above to be held and disposed of by the Pooling Agent under and pursuant to the terms and conditions hereof;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the respective covenants and agreements herein contained and other good and valuable consideration, it is agreed by and between the parties hereto as follows:

1. Each Depositor hereby places and deposits in escrow that number of Preferred Stock in which it has a beneficial interest as set forth opposite its name above, under the column " Number of Shares" (hereinafter collectively, together with any additional shares deposited hereunder, referred to as the "Pooled Shares") with the Pooling Agent, and hereby undertakes and agrees forthwith to deliver share certificates for the Pooled Shares (including any replacement certificates if and when such are issued) to the Pooling Agent for deposit in escrow. If, during the period in which any of the Pooled Shares are retained by the Pooling Agent pursuant hereto, any share consolidation, subdivision, redivision, split or other change of the shares of the Corporation occurs, the securities issued as a result (the "Additional or Substituted Securities") in respect of the Pooled Shares shall be held by the Pooling Agent according to the terms of this Agreement and shall be conclusively deemed to be Pooled Shares for purposes of this Agreement. Notwithstanding anything to the contrary herein, the parties hereto specifically acknowledge, confirm and agree that the Pooled Shares and this Agreement shall not include any shares of the Corporation which are legally or beneficially held by any of the Depositors in addition to the Pooled Shares, save and except for any Additional or Substituted Securities in respect of the Pooled Shares. By way of example, Merchant Banking Services Inc., on the date hereof, is the beneficial holder of 200,000 preference shares of the Corporation, of which only 75,000 of such preference shares are Pooled Shares and covered by this Agreement.

2.   Subject to Section 3 below, the parties hereby agree that the Pooled
Shares and the beneficial ownership of, or any interest in them and the certificates and evidences representing them (including any replacement securities or certificates) shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow or otherwise in any manner dealt with unless the express written consent, order or direction of, all parties hereto is provided to the Pooling Agent.

3. The Pooled Shares shall be held by the Pooling Agent who shall, subject to the provisions of this Agreement, take directions with respect to the release of such shares from Murray Smith who shall have the complete and unfettered discretion in that regard, subject to the terms of this Pooling Agreement.

4. The Pooled Shares shall be released upon the following terms and conditions:

     (a)  subject to subsection (b) herein:

          (i) on December 28, 2000, one-half (1/2) of the Pooled Shares shall be released pro rata among the Depositors, based on the number of Pooled Shares beneficially held; and

          (ii) on December 28, 2001, all of the remaining Pooled Shares shall be released pro rata among the Depositors, based on the number of Pooled Shares beneficially held;

     (b) if any of Murray Smith, Richard A. Block, Lionel Mercier, Hugh D. Turner or Jeff Eisen are not employed by or consulting to the Corporation (or its successor) on either of the aforementioned release dates, then the following shall occur:

          o if Murray Smith is not employed or consulting on such date as a result of his resignation or termination for cause, then the Pooled Shares of Merchant Banking Services Inc. shall be released to Merchant Banking Services Inc.

          o If Richard A. Block is not employed or consulting on such date as a result of his resignation or termination for cause, then the Pooled Shares of Richard A. and Andrea A. Block, JT shall be released to Merchant Banking Services Inc.

          o if Lionel Mercier is not employed or consulting on such date as a result of his resignation or termination for cause, then the Pooled Shares of Lionel and Janice Mercier shall be released to Merchant Banking Services Inc.

          o if Hugh D. Turner is not employed or consulting on such date as a result of his resignation or termination for cause, then the Pooled Shares of Hugh D. Turner shall be released to Merchant Banking Services Inc.

          o if Jeff Eisen is not employed or consulting on such date as a result of his resignation or termination for cause, then the Pooled Shares of Jeff and Dominique Eisen shall be released to Merchant Banking Services Inc.


     (c) each of Richard A. Block, Andrea A. Block, Lionel Mercier, Janice Mercier, Hugh D. Turner, Jeff Eisen and Dominique Mathers Eisen hereby irrevocably transfer and assign all legal and beneficial rights to their respective Pooled Shares to Merchant Banking Services Inc., in the event that the Pooled Shares are to be released to Merchant Banking Services Inc. pursuant to subsection (b) hereof;

     (d) each of Murray Smith, Richard A. Block, Lionel Mercier, Hugh D. Turner and Jeff Eisen agree to enter into employment or consulting agreements with the Corporation within ninety (90) days from the date hereof and all of the parties hereto shall use their best efforts to cause the Corporation to enter into the said employment or consulting agreements with the said individuals within the said time period.

5. The Depositors hereby jointly and severally agree to and do hereby release and indemnify and save harmless Murray Smith from and against all claims, suits, demands, costs, damages and expenses which may be occasioned by reason of Murray Smith giving directions in good faith with respect to the release of the Pooled Shares in accordance with the terms hereof.

6.   The Depositors hereby direct the Pooling Agent to retain the Pooled
Shares and the certificates and evidences representing them (including any replacement securities or certificates) and not to cause anything to be done to release the same from escrow or allow any transfer, hypothecation or alienation thereof except as expressly provided herein. The Pooling Agent agrees to perform the same in accordance with the terms hereof.

7. If during the Pooling Period any dividend or other distribution is received by the Pooling Agent in respect of the Pooled Shares any such dividend or other distribution shall be forthwith paid or transferred pro-rata to the relevant Depositors.

8. Subject to the provisions of any other agreement, attorney or proxy to the contrary, all voting rights attached to the Pooled Shares held hereunder shall at all times be exercised by the respective registered owners thereof.

9. The acceptance by the Pooling Agent of its duties and obligations under this Pooling Agreement is subject to the following terms and conditions which the parties to this Pooling Agreement hereby agree shall govern and control the Pooling Agent with respect to its rights, duties, liabilities and immunities:

     (a) the Pooling Agent shall not be liable or accountable for any loss or damage whatsoever to any person caused by the performance or failure to perform its responsibilities under this Pooling Agreement, save only to the extent that such loss or damage is attributable to the negligence or wilful misconduct of the Pooling Agent;

     (b) the Pooling Agent shall have no duties except those which are expressly herein set forth and the rights, duties, liabilities and immunities of the Pooling Agent may not be altered without its prior written consent;

     (c) the Pooling Agent shall not be bound by any notice, claim or demand with respect hereto or any waiver, modification, termination or rescission of this Pooling Agreement, unless received by it in writing and signed by all of the other parties hereto;

     (d) upon the release and delivery by the Pooling Agent of the Deposited Shares as provided in this Pooling Agreement, the Pooling Agent shall be released and discharged from all of its obligations hereunder;

     (e) in acting hereunder, the Pooling Agent shall be jointly and severally indemnified and saved harmless by the Depositors from all expenses, liabilities, claims, suits, costs and demands (collectively the "Expenses") arising in connection with the performance by it of its duties under this Pooling Agreement, save only to the extent that the Expenses arise from the negligence or wilful misconduct of the Pooling Agent;

     (f) the Pooling Agent may act on the opinion or advice obtained from its counsel or accountants duly qualified to practice in the Province of Ontario and shall not be responsible for any loss occasioned by doing so nor shall it incur any liability or responsibility for deciding in good faith not to act upon such opinion or advice;

     (g) the Pooling Agent may rely upon any document or instrument delivered to it in compliance with or purporting to be in compliance with any provision of this Pooling Agreement without any obligation whatsoever for it to make any inquiry as to the correctness of any statement made therein;

     (h) each of the Depositors shall be jointly and severally responsible for the payment of all the reasonable fees and expenses charged and incurred by the Pooling Agent in the carrying out of its duties and obligations hereunder; and

     (i) the Pooling Agent may resign and be discharged from any further duties or liabilities hereunder by giving fifteen (15) days' written notice to the Depositors or such shorter notice as they may accept. Upon the resignation of the Pooling Agent, its successors shall be forthwith appointed by the Depositors and upon such appointment the Deposited Shares will be transferred to the successor and it shall be vested with the same powers, rights, duties and responsibilities as if the successor had been originally named as the Pooling Agent hereunder.

10. This Pooling Agreement shall, unless otherwise agreed in writing by all of the parties hereto, continue in force and effect until the last of the Pooled Shares are released pursuant to Section 4 herein. 11. This Agreement may be executed in several counterparts in the same form and such counterparts as so executed shall together form one original agreement, and such counterparts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

12. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

13. This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their heirs, executors, administrators, successors and assigns.

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


14. This Agreement shall be governed by and construed under the laws of the Province of Ontario.

     IN WITNESS WHEREOF the parties hereto have executed these presents the day and year first above written.

                                               /s/ Lionel Mercier
                                               ---------------------------------
                                               Lionel Mercier

                                               /s/ Janice Mercier
                                               ---------------------------------
                                               Janice  Mercier

                                               /s/ Richard A. Block
                                               ---------------------------------
                                               Richard A. Block

                                               /s/ Andrea A. Block
                                               ---------------------------------
                                               Andrea A. Block

                                               /s/ Hugh D. Turner
                                               ---------------------------------
                                               Hugh D. Turner

                                               /s/ Jeff Eisen
                                               ---------------------------------
                                               Jeff Eisen

                                               /s/ Dominique Mathers Eisen
                                               ---------------------------------
                                               Dominique Mathers Eisen


                                               MERCHANT BANKING SERVICES INC.


                                               Per: /s/ Murray Smith
                                               ---------------------------------


                                               WEIR & FOULDS


                                               Per: /s/ John L. Pandell
                                               ---------------------------------
                                               John L. Pandell


                                               /s/ Murray Smith
                                               ---------------------------------
                                               Murray Smith


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